EXHIBIT 21

                   SUBSIDIARIES OF XECHEM INTERNATIONAL, INC.

                                                                                       NAME UNDER WHICH SUBSIDIARY
               NAME                              STATE OF INCORPORATION                       DOES BUSINESS
------------------------------------        ---------------------------------        ---------------------------------
           Xechem, Inc.                                 Illinois                                   Same
------------------------------------        ---------------------------------        ---------------------------------

     Xechem Laboratories, Inc.                         New Jersey                                  Same
------------------------------------        ---------------------------------        ---------------------------------

          XetaPharm, Inc.                              New Jersey                                  Same
------------------------------------        ---------------------------------        ---------------------------------

     Xechem (India) Pvt., Ltd.                     Republic of India                               Same
------------------------------------        ---------------------------------        ---------------------------------

  Xechem Pharmaceuticals Nigeria,
              Limited                             Republic of Nigeria                              Same
------------------------------------        ---------------------------------        ---------------------------------